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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 1999, in the Registration Statement on Form S-1 and related prospectus of NetJewels.com, Inc. for the registration of 2,200,000 shares of its common stock.

/s/ SCHWARTZ LEVITSKY FELDMAN
Schwartz Levitsky Feldman, Chartered Accountants
Toronto, Canada

November 2, 1999